SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                   -------------------------------------------
                               INFICON Holding AG
             (Exact Name of Registrant as Specified in its Charter)

         Switzerland                                          Not Applicable
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                               INFICON HOLDING AG
                           Directors Stock Option Plan
                          Management Stock Option Plan
                         Key Employee Stock Option Plan
                            (Full Title of the Plan)
                   -------------------------------------------

                                  INFICON Inc.
                              Two Technology Place
                          East Syracuse, New York 13057
                            Attention: Peter G. Maier
                     (Name and Address of Agent for Service)

                                 (315) 434-1100
          (Telephone Number, Including Area Code, of Agent for Service)
                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed            Proposed
                                              Amount             Maximum             Maximum             Amount
                                               to be         Offering Price         Aggregate              of
  Title of Securities to be Registered      Registered         Per Share(1)       Offering Price    Registration Fee
----------------------------------------- ---------------- -------------------- ------------------- ------------------
Ordinary Shares, par value CHF
10 per share(2)                               100,000        $109.49              $10,949,000       $1,007.31


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(1) Estimated solely for the purpose of calculating the registration fee. The estimate is made pursuant to Rule 457 under the Securities Act of 1933 and is based upon the average high and low prices for the Ordinary Shares quoted on the Swiss Stock Exchange on May 24, 2002 and on an exchange rate of $0.6338 to CHF 1, the exchange rate for that date quoted in The Wall Street Journal.

(2) Subject to the discretion of the board of directors of INFICON Holding AG, the Ordinary Shares registered hereby may be represented by American Depositary Shares evidenced by American Depositary Receipts, at a ratio of one tenth of one Ordinary Share for each American Depositary Share, which American Depositary Shares have been registered on October 19, 2000 pursuant to a separate Registration Statement on Form F-6 (Registration Statement No. 333-12708), is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the "Note" to Part I of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *

----------
* Information required by Part I to be included in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, filed with the Securities and Exchange Commission (the "Commission") by INFICON Holding AG (the "Registrant") are incorporated by reference in this Registration Statement:

      (i) the Registrant's Annual Report on Form 20-F (SEC File No. 000-30980) for the year ended December 31, 2001, filed with the Commission on April 1, 2002.

      (ii) the Registrant's Interim Reports on Form 6-K (SEC File No. 000-30980) filed on February 19, 2002, April 2, 2002, April 15, 2002, and May 14, 2002.

      To the extent designated therein, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Neither our articles of incorporation nor Swiss law provide indemnification for officers and directors. INFICON Holding AG has purchased directors and officers liability insurance in the amount of CHF 30,000,000.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      4.1 Form of Deposit Agreement, dated as of November 8, 2000, among the Registrant, The Bank of New York, as depository, and the owners and beneficial owners from time to time of American Depositary Receipts, including the form of American Depositary Receipt (incorporated by reference to Exhibit 3(a) of the Registrant's Registration Statement on Form F-6 filed with the Commission on October 19, 2000 as Registration No. 333-12708).

      4.2   Directors Stock Option Plan.

      4.3   Management Stock Option Plan.

      4.4   Key Employee Stock Option Plan.

      5 Opinion of Dr. Christophe Sarasin of Fromer, Schultheiss & Staehelin as to the validity of the shares being issued.

      23.1  Consent of Ernst & Young LLP.

      23.2 Consent of Dr. Christophe Sarasin of Fromer, Schultheiss & Staehelin is included in his opinion filed as Exhibit 5.

      24    Power of Attorney (included on signature page).

Item 9. Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

            (i) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof; and

            (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses occurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Syracuse, New York on the 24th day of May, 2002.

                                                        INFICON Holding AG


                                                 By:    /s/ James L. Brissenden
                                                        ------------------------
                                                 Name:  James L. Brissenden
                                                 Title: Chief Executive Officer,
                                                        President and Director

                                                 By:    /s/ Peter G. Maier
                                                        ------------------------
                                                 Name:  Peter G. Maier
                                                 Title: Vice President and
                                                        Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates set forth opposite the signatures below.

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being a member of the Board of Directors of INFICON Holding AG (the "Registrant") constitutes and appoints James L. Brissenden, President, Chief Executive Officer and Director, and Peter G. Maier, Vice President and Chief Financial Officer, and each of them jointly and severally, with full power to act with the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign and execute a Registration Statement on Form S-8 (the "Registration Statement") of Registrant relating to stock of the Registrant, and options by Registrant on its stock, to be offered to directors, management and key employees pursuant to the Registrant's Directors Stock Option Plan, Management Stock Option Plan and Key Employee Stock Option Plan, and any and all amendments, including post-effective amendments, and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                                                  Date
             ---------                                                  ----

/s/ James L. Brissenden                                             May 13, 2002
----------------------------------------
James L. Brissenden


/s/ John J. Grad                                                    May 13, 2002
----------------------------------------
John J. Grad


/s/ Kurt Mueck                                                      May 13, 2002
----------------------------------------
Kurt Mueck


/s/ Paul E. Otth                                                    May 22, 2002
----------------------------------------
Paul E. Otth


/s/ Thomas Staehelin                                                May 13, 2002
----------------------------------------
Thomas Staehelin

/s/ Karsten Ottenberg                                               May 13, 2002
----------------------------------------
Karsten Ottenberg


/s/ James L. Brissenden                                             May 24, 2002
----------------------------------------
James L. Brissenden, as attorney-in-fact


/s/ Peter G. Maier                                                  May 24, 2002
----------------------------------------
Peter G. Maier, as attorney-in-fact